UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

(RULE 14a-1)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ALEXANDER’S, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALEXANDER’S, INC.

Notice of
Annual Meeting
of Stockholders

and

Proxy Statement

2 0 0 6

ALEXANDER’S, INC.

888 Seventh Avenue

New York, New York 10019

Notice of Annual Meeting of Stockholders
To Be Held May 18, 2006

To our Stockholders:

The Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 18, 2006, beginning at 10:00 A.M., local time, for the following purposes:

(1)   To elect three persons to the Board of Directors of the Company. Each person elected will serve for a term of three years and until his successor is duly elected and qualified.

(2)   To consider and vote upon of the Company’s 2006 Omnibus Stock Plan.

(3)   The ratification of the appointment of the accounting firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

(4)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on April 14, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Please review the attached Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You are urged to complete and sign the enclosed proxy card and return it in the accompanying envelope. You will not need to attach postage to the envelope if it is mailed in the United States. If you attend the meeting in person, you may revoke your proxy at that time and vote your own shares. You may revoke your proxy by (1) executing and submitting a later dated proxy card, (2) sending a written revocation of proxy to our Secretary at our principal executive office, or (3) attending the Annual Meeting and voting in person.

By Order of the Board of Directors,
Alan J. Rice
Secretary

April 28, 2006

ALEXANDER’S, INC.

888 Seventh Avenue

New York, New York 10019

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 18, 2006

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of Alexander’s, Inc., a Delaware corporation (“we,” “us” or the “Company”), for use at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 18, 2006, beginning at 10:00 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, NY 10019. The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed on or about April 28, 2006 to our stockholders of record as of the close of business on the record date.

How do you vote?

A stockholder may authorize a proxy by executing and returning the enclosed proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card, (2) sending a written revocation of proxy to our Secretary at our principal executive office, or (3) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. Only the last vote of a stockholder will be counted.

We will pay the cost of soliciting proxies. We have hired Mackenzie Partners, Inc. to solicit proxies at a fee not to exceed $5,000. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee, which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only stockholders of record as of the close of business on April 14, 2006 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date there were 5,025,000 common shares, par value $1.00 per share (“Shares”) outstanding. Holders of Shares as of the record date are entitled to one vote on each matter properly submitted at the Annual Meeting.

How do you attend the meeting in person?

If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other acceptable evidence of ownership of your Shares as of the close of business on the record date. If you hold Shares in street name and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors or the ratification of the appointment of our independent registered public accounting firm. With respect to the proposal to approve our 2006 Omnibus Stock Plan, abstentions and broker non-votes will have the effect of a vote against the approval, unless holders of a majority in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will have no effect on the result of the vote.

It is the Company’s understanding that Interstate Properties (“Interstate”), a New Jersey general partnership (an owner of shopping centers and an investor in securities and partnerships), Interstate’s general partners, and Vornado Realty Trust (“Vornado”), who, as of April 14, 2006, own, in the aggregate, approximately 60% of the Shares, will vote (1) for the approval of the election of the nominees listed in this proxy statement for directors, (2) for the approval of the 2006 Omnibus Stock Plan, and (3) for the ratification of the appointment of the Company’s independent registered public accounting firm and, therefore, it is likely that these matters will be approved.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has nine members. The Bylaws of the Company provide that our directors are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of directors is elected at each Annual Meeting to hold office for a term of three years and until their successors have been duly elected and qualified.

Unless otherwise directed in the proxy, each of the persons named in the enclosed proxy will vote such proxy for the election of the three nominees listed below as Class III directors. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternative nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for directors will be unable to serve as a director.

Under the Bylaws, the affirmative vote of a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, if a quorum is present, is sufficient to elect a director. Proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote. A broker non-vote will have no effect on the result of the vote.

The Board of Directors recommends that stockholders vote “FOR” approval of the election of the nominees listed below to serve as Class III directors until 2009 and until their respective successors have been duly elected and qualified.

The following table sets forth the nominees (all of whom are presently members of the Board) and other present members of the Board, together with a brief biography for each such person and the year in which the person became a director of the Company.

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Appointed as Director
Nominees for Election to Serve as Directors Until the Annual Meeting in 2009 (CLASS III)
David Mandelbaum	70	A member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967; a general partner of Interstate since 1968; a trustee of Vornado since 1979	2009	1995
Arthur I. Sonnenblick	74	Senior Managing Director of Sonnenblick-Goldman Company (a real estate investment banking firm) since January 1996 and Vice Chairman and Chief Executive Officer prior thereto	2009	1984
Dr. Richard R. West	68	Dean Emeritus, Leonard N. Stern School of Business, New York University; Professor from September 1984 until September 1995 and Dean from September 1984 until August 1993; prior thereto, Dean of the Amos Tuck School of Business Administration at Dartmouth College; a trustee of Vornado since 1982; a director of Bowne & Co., Inc. (a commercial printing company) and 20 investment companies managed by Merrill Lynch Investment Managers	2009	1984
Present Directors Elected to Serve as Directors Until the Annual Meeting in 2008 (CLASS II)
Steven Roth	64	Chief Executive Officer of the Company since March 1995; Chairman of the Board of Directors of the Company since March 2004; Chairman of the Board and Chief Executive Officer of Vornado since 1989 and a Trustee of Vornado since 1979; Managing General Partner of Interstate; a director of Toys “R” Us, Inc. (a retailer)	2008	1989
Neil Underberg	77	Counsel to the law firm of Winston & Strawn LLP since September 2000; a member of the law firm of Whitman Breed Abbott & Morgan from December 1987 to September 2000	2008	1980
Russell B. Wight, Jr.	66	A general partner of Interstate since 1968; a trustee of Vornado since 1979	2008	1995

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Appointed as Director
Present Directors Elected to Serve as Directors Until the Annual Meeting in 2007 (CLASS I)
Michael D. Fascitelli	49	President of the Company since August 2000; President and a Trustee of Vornado since December 1996; Partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice from December 1992 to December 1996 and a vice president prior thereto; a director of Toys “R” Us, Inc. and a trustee of GMH Communities Trust (a real estate investment trust)	2007	1996
Thomas R. DiBenedetto	56	President of Boston International Group, Inc. (an investment management firm) since 1983; President of Junction Investors Ltd. (an investment management firm) since 1992; a director of NWH, Inc. (a software company); Managing Director of Olympic Partners (a real estate investment firm); a director of Detwiler, Mitchell & Co. (a securities firm)	2007	1984
Stephen Mann	70	Chief Operating Officer of the Company since March 2004, Chairman of the Board of Directors of the Company from March 1995 to March 2004; Interim Chairman of the Board of Directors of the Company from August 1994 to March 1995; Chief Executive Officer of Prescott Capital LLC (a mortgage banking firm) since 2005; Chief Executive Officer of Prescott Funding Company (a mortgage banking firm) from 2001 to 2004; Chairman of the Clifford Companies (a real estate investment firm) from 1990 to January 2003.	2007	1980

We are not aware of any family relationships among any directors or executive officers of the Company or persons nominated or chosen by the Company to become directors or executive officers.

For information about other relationships among directors or our executive officers, please see “Certain Relationships and Related Transactions” below.

Corporate Governance

Our Shares are listed for trading with The New York Stock Exchange, Inc. (the “NYSE”) and we are subject to the NYSE’s Corporate Governance Rules. However, because more than 51% of our Shares are owned by a “group” consisting of Interstate and Vornado, the Company is a “controlled” company and therefore, is exempt from some of the NYSE Corporate Governance Rules. In the Company’s case, this means that we are not required to have a nominating committee or a fully independent compensation committee, nor, even though our board meets this requirement, are we required to have a majority of directors be independent under the NYSE rules.

The Board has determined that Messrs. DiBenedetto, Mandelbaum, Sonnenblick, Underberg, Wight and Dr. West are independent for the purposes of the NYSE Corporate Governance Rules. Accordingly, six out of our nine directors are independent. The Board reached this conclusion after considering all applicable relationships between or among such directors and the Company or management of the Company. These relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Transactions.” The Board further determined that such directors meet all of the “bright-line” requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board in our Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines is included as Annex A to this proxy statement.

As part of its commitment to good corporate governance, the Board of Directors has adopted the following committee charters and policies:

•       Audit Committee Charter

•       Compensation Committee Charter

•       Corporate Governance Guidelines

•       Code of Business Conduct and Ethics

The Company has made available on its website, www.alx-inc.com, copies of these charters, guidelines and policies and included copies of each as an attachment to our proxy statement for our 2004 annual meeting of stockholders. We will post any future changes to these charters, guidelines or policies to the Company’s website and may not otherwise publicly file such changes. Our regular filings with the Securities and Exchange Commission (“SEC”) and our directors’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on the website.

Committees of the Board of Directors

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and an Omnibus Stock Plan Committee. The Board does not have a Nominating Committee.

The Board held five meetings during 2005. Each director attended all of the meetings of the Board and all committees on which he served during 2005.

In addition to full meetings of the Board, non-management, independent directors met once in a session without members of management present. During this meeting, the independent directors selected their own presiding member.

Executive Committee

The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of four members, Messrs. Roth, Fascitelli, Wight and Dr. West. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2005.

Audit Committee

The Audit Committee, which held four meetings during 2005, consists of three members, Messrs. DiBenedetto, Sonnenblick and Dr. West. The Board has determined that these three directors are independent for the purposes of the NYSE Corporate Governance Rules, that they meet the additional requirements of independence for serving on the Audit Committee in accordance with the rules and regulations promulgated by the SEC and that they meet the financial literacy standards of the NYSE. Dr. West is the Chairman of the Audit Committee.

In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise. The Board has determined that Dr. West is qualified to serve as an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such individual serving on its Audit Committee. The Board reached this conclusion based on his relevant experience, as described above under “Proposal 1: Election of Directors.”

The Audit Committee’s purposes are to: (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. The Board has adopted a written Audit Committee Charter.

Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.alx-inc.com). This means of contact should not be used for solicitations or communications with the Company of a general nature.

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of executive officers except for awards granted under the Company’s existing Omnibus Stock Plan and the 2006 Omnibus Stock Plan, if approved. The Committee consists of two members, Mr. Mann and Mr. DiBenedetto. Mr. Mann is the Chairman of the Compensation Committee, which met once in 2005.

Omnibus Stock Plan Committee

The Omnibus Stock Plan Committee is responsible for administering the Company’s Omnibus Stock Plan and the 2006 Omnibus Stock Plan, if approved. The Committee consists of two members, Dr. West and Mr. DiBenedetto. Dr. West is the Chairman of the Omnibus Stock Plan Committee, which met once during 2005.

Selection of Directors

The Board is responsible for selecting the nominees for election to our Board. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees. The Board evaluates nominees, including stockholder nominees (see “Advance Notice for Stockholder Nominations and Stockholder Proposals”), by considering the following criteria among others:

•       Personal qualities and characteristics, accomplishments and reputation in the business community;

•       Current knowledge and contacts in the communities in which the Company does business and in our industry or other industries relevant to our business;

•       Ability and willingness to commit adequate time to Board and committee matters;

•       The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•       Diversity of viewpoints, experience and other demographics.

There is no written charter in place regarding the director nomination process.

Attendance at Annual Meetings of Stockholders

All of the Company’s directors were present at the 2005 Annual Meeting of Stockholders. We do not have a policy with regard to directors’ attendance at Annual Meetings of Stockholders.

*********************************************************************************************************************

Persons wishing to contact the independent members of the Board should call (866) 233-4238. A recording of each phone call will be forwarded to one independent member of the Board who sits on the Audit Committee as well as to two members of management who may respond to any such call if a return number is provided. This means of contact should not be used for solicitations or communications with the Company of a general nature. Information on how to contact the Company generally is available on our website (www.alx-inc.com).

PERFORMANCE GRAPH

The following graph compares the performance of the Shares with the performance of the Standard & Poor’s 500 Index (the “S&P 500 Index”) and the National Association of Real Estate Investment Trusts (“NAREIT”) All Equity Index, a peer group index. The graph assumes that $100 was invested on December 31, 2000 in each of the Company’s Shares, the S&P 500 Index and the NAREIT All Equity Index and that all dividends were reinvested without the payment of any commissions. THERE CAN BE NO ASSURANCE THAT THE PERFORMANCE OF THE COMPANY’S SHARES WILL CONTINUE IN LINE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.

Comparison of Five-Year Cumulative Return

	2000	2001	2002	2003	2004	2005
Alexander’s	100	84	95	184	318	363
S&P 500 Index	100	88	69	88	98	103
The NAREIT All Equity Index	100	114	118	162	213	239

PRINCIPAL SECURITY HOLDERS

The following table sets forth the number of Shares as of April 14, 2006, beneficially owned by (i) each person who holds more than a 5% interest in the Company, (ii) directors of the Company, (iii) named executive officers of the Company and (iv) the directors and executive officers of the Company as a group.

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares (1)(2)
Named Executive Officers and Directors
Steven Roth(3)	(4)	1,364,268	27.18%
Russell B. Wight, Jr.(3)(5)(6)	(4)	1,374,568	27.33%
David Mandelbaum(3)(6)	(4)	1,364,568	27.13%
Michael D. Fascitelli	(4)	—	*
Neil Underberg(6)	(4)	2,900	*
Dr. Richard R. West(6)	(4)	10,200	*
Thomas R. DiBenedetto(6)	(4)	7,000	*
Arthur I. Sonnenblick(6)	(4)	5,950	*
Stephen Mann(6)(7)	(4)	600	*
Joseph Macnow(6)	(4)	35,000	*
All executive officers and directors as a group (10 persons)(6)	(4)	1,457,918	28.58%
Other Beneficial Owners
Vornado Realty Trust(8)	(4)	1,654,068	32.95%
Interstate Properties(3)(8)	(4)	1,354,568	26.98%
Franklin Mutual Advisers, LLC(9)	51 John F. Kennedy Parkway Short Hills, NJ 07078	481,865	9.60%
Ronald Baron, Baron Capital Group, Inc., BAMCO, Inc., Baron
Capital Management, Inc.(10)	767 Fifth Avenue	431,512	8.60%
	New York, NY 10153

*          Less than 1%.

(1)      Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares. Numbers and percentages in the table are based on 5,025,000 Shares outstanding as of April 14, 2006.

(2)      The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days, pursuant to the exercise of options, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)      Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 1,354,568 Shares. These Shares are included in the number of Shares and the percentage of all Shares of Interstate, Messrs. Roth, Wight and Mandelbaum. These gentlemen share investment power and voting power with respect to these Shares.

(4)      The address of such person(s) is c/o Alexander’s, Inc., 888 Seventh Avenue, New York, NY 10019.

(5)      Includes 11,000 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 1,800 Shares owned by Mr. Wight’s children. Mr. Wight disclaims any beneficial interest in these Shares.

(6)      The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to vesting of options: Russell B. Wight, Jr., David Mandelbaum, Dr. Richard R. West — 10,000 each; Thomas R. DiBenedetto — 7,000; Arthur I. Sonnenblick — 5,950; Neil Underberg — 2,400; Stephen Mann — 500; Joseph Macnow — 35,000; and all directors and executive officers as a group — 80,850.

(7)      Does not include 10 Shares owned by Mr. Mann’s son. Mr. Mann disclaims any beneficial interest in these Shares.

(8)      Interstate owns 5.61% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, who are all directors of the Company and trustees of Vornado) own, in the aggregate, 12.1% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own, in the aggregate, approximately 60% of the outstanding Shares of the Company. See “Certain Relationships and Related Transactions.”

(9)      Based on Amendment No. 4 to a Schedule 13G filed on February 9, 2004, Franklin Mutual Advisers, LLC has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 481,865 Shares.

(10)     Based on Amendment No. 4 to a Schedule 13G filed on February 9, 2006, Ronald Baron owns 431,512 Shares in his capacity as a controlling person of Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc. Mr. Baron disclaims beneficial ownership of these Shares to the extent such Shares are held by persons other than Baron Capital Group, Inc. (429,392 Shares). He also owns 7,120 Shares personally. Mr. Baron has the sole power to vote or direct the vote of, and to dispose or direct the disposition of, 7,120 Shares and shared power to vote or direct the vote of 416,892 Shares, and to dispose or direct the disposition of, 424,392 Shares, including 395,500 and 403,000 Shares, respectively, purchased by BAMCO, Inc. for its investment advisory clients and 21,392 Shares purchased by Baron Capital Management, Inc. for its investment advisory clients. Mr. Baron is the Chairman and Chief Executive Officer of Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of, and transactions in, our equity securities. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there are no filing deficiencies under Section 16(a) by our directors, executive officers and 10% stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is responsible for establishing the terms of compensation of executive officers except for awards granted under the Company’s Omnibus Stock Plan. The Omnibus Stock Plan Committee is responsible for the granting of awards under the Company’s Omnibus Stock Plan and for the 2006 Omnibus Stock Plan, if approved.

The only executive officer of the Company that received cash compensation from the Company in 2005 is Stephen Mann, the Company’s Chief Operating Officer. Mr. Mann’s total cash compensation was $250,000. None of the Company’s other executive officers received compensation from, or on behalf of, the Company in 2005 other than in connection with the exercise of stock appreciation rights. See “Executive Compensation.”

The factors and criteria which the Compensation Committee utilizes in establishing the compensation of the Company’s executive officers include an evaluation of the Company’s overall financial and business performance and the officer’s overall leadership, management, and contributions to the Company’s acquisitions or investments. The Compensation Committee also considers the compensation provided in the prior year and estimates of compensation to be provided by similar companies in the current year.

Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to the company’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year which is not “performance based,” as defined in Section 162(m). Options granted under the Omnibus Stock Plan to date satisfy the performance-based requirements under the final regulations issued with respect to Section 162(m).

STEPHEN MANN
THOMAS R. DIBENEDETTO

EXECUTIVE COMPENSATION

Except as described below with regard to the exercise of stock appreciation rights, the Company’s Chief Executive Officer and each of its three other executive officers who were executive officers in 2005 (the “Covered Executives”) have not received compensation from, or on behalf of, the Company in each of the past three fiscal years except for Stephen Mann, the Company’s Chief Operating Officer. Mr. Mann received $250,000 of total compensation in each of the past three fiscal years for services rendered in all capacities to the Company. The Company’s Chief Executive Officer is Steven Roth, its President is Michael D. Fascitelli, and its Executive Vice President and Chief Financial Officer is Joseph Macnow.

Stock Appreciation Rights

In 2000, the Company, with the agreement of Messrs. Roth and Fascitelli, converted the then-existing options held by Messrs. Roth and Fascitelli into stock appreciation rights (“SARs”). Following the conversion, Mr. Roth held 350,000 SARs with an exercise price of $70.375 and an expiration date of March 4, 2009 and Mr. Fascitelli held 350,000 and 150,000 SARs with exercise prices of $73.88 and $70.375 and expiration dates of December 5, 2006 and March 4, 2009, respectively. On December 29, 2005, Mr. Fascitelli exercised 350,000 of his existing SARs, which were scheduled to expire in December 2006 and received $173.82 for each SAR exercised, representing the difference between the Company’s stock price of $247.70 (the average of the high and low market price on the date of exercise) and the exercise price of $73.88. This exercise was consistent with the Company’s tax planning. On January 10, 2006, the Omnibus Stock Plan Committee of our Board granted Mr. Fascitelli a SAR covering 350,000 shares of the Company’s common stock. The exercise price of the SAR is $243.83 per share of common stock, which is the average high and low trading price of the Company’s common stock on the date of grant. The SAR will become exercisable on July 10, 2006, provided Mr. Fascitelli is employed with the Company on such date and will expire on March 14, 2007. Mr. Fascitelli’s early exercise and the related tax consequences for the Company were factors in the Company’s decision to make a new grant to him.

The following table summarizes all exercises of all SARs and options during 2005 and the number and value of SARs and options held at December 31, 2005 (determined at the market closing price) by the Covered Executives.

Aggregated Option/SAR Exercises in 2005 and Fiscal Year End SAR/Option Values

Name	Shares or Share Equivalents Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/05 (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs at 12/31/05 ($) Exercisable/Unexercisable
Steven Roth	—		—	350,000/0	61,293,750/0
Michael D. Fascitelli(1)	350,000		60,837,000	150,000/0	26,268,750/0
Joseph Macnow	—		—	35,000/0	6,129,375/0
Stephen Mann	4,500	(2)	696,325	500/0	87,563/0

(1)             As noted above, Mr. Fasctelli was granted an additional 350,000 SARs in January of 2006.

(2)             Represents number of shares with respect to which options were exercised. No shares were acquired upon exercise.

The following table summarizes the status of the Company’s equity compensation plan at January 31, 2006.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	80,850	$70.38	895,000	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	80,850	$70.38	895,000	(1)

(1)             Excludes 850,000 stock appreciation rights outstanding as of January 31, 2006, which, upon exercise, would have increased the number of securities available for future grant under the equity compensation plan. The Company’s previous Omnibus Stock plan expired on April 3, 2006.

Compensation of Directors

In consideration for his services as our Chief Operating Officer, Mr. Mann receives $250,000 per annum.

During 2005, the other directors of the Company received annual retainers and an additional $500 for each Board or committee meeting attended. Directors receive annual retainers in the following amounts: Messrs. DiBenedetto, Sonnenblick and Dr. West — $50,000 each and Messrs. Roth, Fascitelli, Mandelbaum, Underberg and Wight — $30,000 each. Messrs. DiBenedetto’s, Sonnenblick’s and Dr. West’s annual retainers are reflective of their membership on the Audit Committee during 2005.

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee consisting of Mr. Mann and Mr. DiBenedetto. There are no interlocking relationships involving the Company’s Board, which require disclosure under the executive compensation rules of the SEC. Mr. Mann also serves as Chief Operating Officer for which services he receives a salary of $250,000 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vornado owned approximately 33% of the outstanding Shares of the Company at April 14, 2006. Steven Roth is the Chairman of the Board, Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate and the Chairman of the Board and Chief Executive Officer of Vornado. At April 14, 2006, Mr. Roth, Interstate and its two other general partners, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) owned, in the aggregate, 27.7% of the outstanding Shares of the Company, and 12.1% of the outstanding common shares of beneficial interest of Vornado.

The Company is managed, and its properties are leased and developed, by Vornado, pursuant to agreements with one-year terms, expiring in March of each year, which are automatically renewable.

The annual fee payable to Vornado for management of the Company is equal to the sum of (i) $3,000,000, (ii) 3% of gross income from the Kings Plaza Regional Shopping Center, (iii) $0.50 per square foot of the tenant occupied office and retail space at 731 Lexington Avenue and (iv) $214,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue. In addition, Vornado is entitled to a development fee equal to 6% of development costs, as defined, with a minimum guaranteed fee of $750,000 per annum.

Vornado also provides all leasing services for the Company for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through the thirtieth year of a lease term, subject to the payments of rents by tenants. In the event of the sale of an asset, the fee is 3% of the gross proceeds as defined. Such amounts are payable annually in an amount not to exceed $2,500,000 until the present value of such installments, calculated at a discount rate of 9% per annum, equals the amount that would have been paid had they been paid at the time the transactions which gave rise to the commissions occurred. Pursuant to the leasing agreement, in the event third party real estate brokers are used, the fees to Vornado increase by 1% and Vornado is responsible for the fees to the third party real estate brokers.

We have also entered into agreements with Building Maintenance Services, a wholly owned subsidiary of Vornado, to supervise cleaning, engineering and security services at our Lexington Avenue and Kings Plaza properties for an annual fee of the cost for such services plus 6%.

On July 6, 2005, the Company completed a $320,000,000 mortgage financing of the retail space at its 731 Lexington Avenue Property. In connection therewith, the Company repaid the remaining balance of the construction loan and the $124,000,000 loan to the Company from Vornado. In addition, the Company paid Vornado the unpaid balance (which was then due) of the development fee of $20,624,000 and $6,300,000 for the Completion Guarantee Fee.

At December 31, 2005, the Company owed Vornado $32,804,000 for leasing fees, and $1,520,000 for management, property management and cleaning fees. In addition, during 2005, the Company had an outstanding loan from Vornado in an amount of $124,000,000 (referred to above), which loan was repaid in July 2005. The largest amount outstanding during the year ended December 31, 2005 for these fees, other costs and the loan was $183,394,000. During the year ended December 31, 2005, the Company incurred $11,671,000 of leasing fees, $4,206,000 of development and guarantee fees, $4,423,000 of management fees and $3,578,000 of other fees and rents under its agreements with Vornado.

In the year ended December 31, 2005, Winston & Strawn LLP, a law firm in which Mr. Underberg is of counsel, performed legal services for the Company for which it was paid $368,000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United States of America and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the independent registered public accounting firm their independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2005, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

DR. RICHARD R. WEST
THOMAS R. DIBENEDETTO
ARTHUR I. SONNENBLICK

PROPOSAL 2: TO APPROVE THE 2006 OMNIBUS STOCK PLAN

The purpose of the Company’s 2006 Omnibus Stock Plan (the “Plan”) will be to promote the financial interests of the Company by encouraging employees and officers of the Company and its subsidiaries, employees of Vornado and its subsidiaries or any other person or entity providing services to the Company as may be designated by the Committee (as defined below) (collectively “Eligible Persons”) to acquire an ownership interest in the Company, enhancing its ability to attract and retain people or entities of outstanding ability and providing such persons with a way to acquire or increase their proprietary interest in the Company’s success. Approval of the adoption of the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting. The text of the Plan is set forth in Annex B and the following description is qualified in its entirety by reference to Annex B.

Under the Plan, Eligible Persons may be granted awards of stock options, stock appreciation rights, performance share awards, restricted share awards and other share-based awards, in each case, with or without the right to dividends or dividend equivalents. The Plan will be administered by the Omnibus Stock Plan Committee or by a committee to be selected by the Board, from time to time (the “Committee”), which is comprised exclusively of non-employee Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will be authorized to select Eligible Persons to receive awards, determine the type of awards to be made, determine the number of shares of Common Stock or share units subject to any award and the other terms and conditions of such awards. All Eligible Persons who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, will be eligible to receive awards under the Plan. As such criteria are subjective in nature, the Company cannot accurately estimate the number of persons who may be included in such class from time to time. Each officer of the Company could be granted awards under the Plan.

The awards will not be assignable or transferable except by will or the laws of descent and distribution and no right or interest of any participant may be subject to any lien, obligation or liability of the holder. The maximum aggregate number of shares of Common Stock that may be issued pursuant to awards will be 895,000, subject to adjustment in accordance with the terms of the Plan. The Plan became effective on April 4, 2006, subject to the approval of the Company’s stockholders, and will have a term of 10 years. The Plan may be amended or terminated by the Board at any time.

Under Section 162(m), the Company’s deductions for compensation paid to the Chief Executive Officer or any of the four most highly compensated executive officers, other than the Chief Executive Officer, are limited to $1 million in any year unless certain requirements related to performance-based compensation are satisfied. In order for awards to satisfy the requirements of performance-based compensation; it is necessary to specify an aggregate number of shares that can be subject to awards granted to any participant. The Plan provides that a participant may not be granted stock options and stock appreciation rights with respect to more than 895,000 shares of Common Stock.

Awards under the Plan are determined by the Committee in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future.

Stock Options

Options may be either “incentive stock options” within the meaning of Section 422 of the Code or “nonqualified” stock options; provided, however, that only employees of the Company or its subsidiaries may receive incentive stock options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Committee which in no event may be less than the fair market value of the Common Stock on the date of grant. For incentive stock options granted to persons owning more than 10% of the outstanding Common Stock, the option price may not be less than 110% of the fair market value per share of Common Stock at the date of grant. In addition, no employee may receive incentive stock options that, in the aggregate, entitle the employee to purchase, in any calendar year during which such options first become exercisable, stock in the Company, any parent or any subsidiary having a fair market value in excess of $100,000. Stock options will be exercisable for such period as will be determined by the Committee, but in no event may options be exercisable after 10 years from the date of grant. In addition, in the case of a 10% stockholder, incentive stock options may not be exercised after five years from the date of grant. The option price for shares of Common Stock purchased upon the exercise of an option must be paid in full at the time of exercise and may be paid in cash, by tender of unrestricted shares of Common Stock or withholding of shares subject to the option, or by a combination of cash and unrestricted and withheld shares of Common Stock.

The Plan provides for the grant of “reload stock options,” at the discretion of the Committee, to a participant who uses common shares owned by the participant to pay all or a part of the exercise price of a stock option (including a reload stock option). A reload stock option will cover the number of shares tendered in payment of the exercise price and will have a per share exercise price not less than the fair market value of the common shares on the date of grant of the reload stock option.

Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. If the shares of Common Stock acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the shares of Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the shares of Common Stock are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the shares of Common Stock on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of shares of Common Stock at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference that subjects the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.

Upon the grant of a nonqualified option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares of Common Stock at the time of exercise of the option exceeds the exercise price will be taxed as ordinary income to the optionee and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

Stock appreciation rights entitle the holder to receive from the Company an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or may be freestanding and unrelated to a stock option and may not be exercised earlier than six months after grant except in the event of the holder’s death or disability. The Committee is authorized to determine whether a stock appreciation right will be settled in cash, shares of Common Stock or a combination thereof.

Upon the grant of a stock appreciation right, no income will be realized by the optionee and the Company will not be entitled to any deduction. Upon the exercise of a stock appreciation right, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the grant price will be taxed as ordinary income to the optionee and the Company and will be entitled to a corresponding deduction.

Performance Shares

Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock in amounts determined by the Committee at the time of grant. Performance share awards consisting of actual shares of Common Stock entitle the holder to receive shares of Common Stock in an amount based upon performance conditions of the Company over a performance period as determined by the Committee at the time of grant. Such performance share awards may provide the holder with voting rights prior to vesting. Performance share awards consisting of share units entitle the holder to receive the value of such units in cash, shares of Common Stock or a combination thereof based upon performance conditions and over a performance period as determined by the Committee at the time of grant. In general, at the time of vesting or payment of a performance share award, the holder of the award will recognize ordinary income in the amount of the fair market value of the shares of Common Stock subject to the award and the Company will be entitled to a corresponding deduction.

Restricted Share Awards

Restricted share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted share awards consisting of actual shares of Common Stock entitle the holder to receive shares of Common Stock. Such restricted share awards may provide the holder with voting rights prior to vesting. Restricted share awards consisting of share units entitle the holder to receive the value of such units in cash, shares of Common Stock or a combination thereof as determined by the Committee. The employment conditions and the length of the period for vesting of restricted share awards will be established by the Committee at time of grant. In general, at the time of vesting or payment of a restricted share award, the holder of the award will recognize ordinary income in the amount of the fair market value of the shares of Common Stock subject to the award and the Company will be entitled to a corresponding deduction.

Other Share-Based Awards

Other share-based awards may be valued in whole or in part by reference to or based on shares of Common Stock and generally may take any form that the Committee determines is consistent with the interests of the Company and the purpose of the Plan.

Performance-Based Compensation

Performance share awards, restricted share awards and other share-based awards may be conditioned on the attainment of performance goals, in order to qualify as performance-based compensation under Section 162(m). Performance goals used for this purpose may be established with respect to the Company and its subsidiaries or any of their subsidiaries, divisions, operating units or investments, and may include earnings per share, EBITDA, cash flow, net income, net earnings, funds from operations, net worth, book value, fair value, return on equity, return on assets, return on investments, share price or shareholder return.

The Board of Directors unanimously recommends that you mark your proxy “FOR” the approval of the 2006 Omnibus Stock Plan.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. As a matter of good corporate governance, the Audit Committee has chosen to submit its selection to stockholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by a majority of the Shares present or represented by proxy at the Annual Meeting, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.

We expect that representatives of Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $270,000 and $251,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $256,000 and $194,000, respectively. “Audit-Related Fees” include fees for stand-alone audits of certain subsidiaries.

Tax Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered for tax compliance, advice and planning were $18,000 and $36,000, respectively. “Tax Fees” include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2005 and 2004 for professional services rendered other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $0 and $2,570, respectively.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established the following policies and procedures for approving all professional services rendered by Deloitte Entities. The Audit Committee generally reviews and approves engagement letters for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $50,000 on the amount of services that Deloitte Entities can provide to the Company. Any services that exceed the quarterly limit, or would cause the amount of total services provided by Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by Deloitte Entities. Since the adoption of such policies and procedures, all such fees were approved by the Audit Committee in accordance therewith.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Performance Graph” will not be incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the individuals named in the enclosed proxy to vote said proxy in accordance with their discretion on such matters.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, NY 10019 between January 18, 2007 and February 17, 2007.

Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Stockholders in 2007 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, NY 10019, Attention: Secretary, not later than December 27, 2006.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Persons wishing to contacts members of the Audit Committee, or otherwise contact independent members of the Board, may do so by calling (866) 233-4238. Messages will be forwarded to a member of the Audit Committee and to members of the Company’s senior management. Such messages will be forwarded on a confidential basis unless the contacting person provides a return address in his or her message. This means of contact should not be used for solicitations or communications with the Company of a general nature.

By Order of the Board of Directors,
Alan J. Rice Secretary
April 28, 2005

It is important that proxies be returned promptly. Therefore, stockholders are urged to fill in, sign and return the accompanying proxy in the enclosed envelope.

ANNEX A

ALEXANDER’S, INC.
CORPORATE GOVERNANCE GUIDELINES

I.  Introduction

The Board of Directors of Alexander’s, Inc. (the “Company”) has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Company’s Certificate of Incorporation and Bylaws, in each case as amended.

II. Board Composition

The composition of the Board should balance the following goals:

•       The size of the Board should facilitate substantive discussions of the whole Board in which each Director can participate meaningfully; and

•       The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.

IV. Selection of Directors

Nominations. The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees.

Criteria.   The Board should select new nominees for the position of independent Director considering the following criteria:

•       Personal qualities and characteristics, accomplishments and reputation in the business community;

•       Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•       Ability and willingness to commit adequate time to Board and committee matters;

•       The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•       Diversity of viewpoints, experience and other demographics.

Independence Standards.   With regard to Directors who are to be “independent” under the Corporate Governance Rules (the “NYSE Rules”) of the New York Stock Exchange, Inc. (the “NYSE”), to qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Director has no material relationship with the Company and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence.

For purposes of these standards, references to the “Company” will mean Alexander’s, Inc. and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Director’s ability to qualify as independent:

1.   Payments to and from other organizations.   A Director’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Company, or that has received payments from the Company, not in excess of the greater of:

(i)    $1 million; or

(ii)    2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.

In the case where an organization has received payments that ultimately represent amounts due to the Company and such amounts are not due in respect of property or services from the Company, these payments will not be considered amounts paid to the Company for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.   Beneficial ownership of the Company’s equity securities.   Beneficial ownership by a Director or his immediate family member of not more than 10% of the Company’s equity securities. A Director or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Company’s equity securities.

3.   Common ownership with the Company.   Beneficial ownership by, directly or indirectly, a Director, either individually or with other Directors, of equity interests in an organization in which the Company also has an equity interest.

4.   Directorships with, or beneficial ownership of, other organizations.   A Director’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:

(i)    his or his family member’s position as a director with an organization doing business with the Company; or

(ii)    his or his family member’s beneficial ownership in an organization doing business with the Company so long as the level of beneficial ownership in the organization is 25% or less, or less than the Company’s beneficial ownership in such organization, whichever is greater.

5.   Affiliations with charitable organizations.   The affiliation of a Director or his immediate family member with a charitable organization that receives contributions from the Company, or an affiliate of the Company, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)    $1 million; or

(ii)    2% of the organization’s consolidated gross revenues for that fiscal year.

6.   Relationships with organizations to which the Company owes money.   A Director’s or his immediate family member’s status as an executive officer or employee of an organization to which the

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Company was indebted at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Company’s total consolidated assets.

7.   Relationships with organizations that owe money to the Company.   A Director’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Company at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8.   Personal indebtedness to the Company.   A Director’s or his immediate family member’s being indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)    $1 million; or

(ii)    2% of the individual’s net worth.

9.   Leasing or retaining space from the Company.   The leasing or retaining of space from the Company by:

(i)    a Director;

(ii)    a Director’s immediate family member;

(iii)   an affiliate of a Director or an affiliate of a Director’s immediate family member;

so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.   Other relationships that do not involve more than $100,000.   Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Company.

11.   Personal relationships with management.   A personal relationship between a Director or a Director’s immediate family member with a member of the Company’s management.

12.   Partnership and co-investment relationships between or among Directors.   A partnership or co-investment relationship between or among a Director or a Director’s immediate family member and other members of the Company’s Board of Directors, including management Directors, so long as the existence of the relationship has been previously disclosed in the Company’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Director’s obligation to disclose the transaction or relationship to the Company, the Board of Directors or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Director qualified as independent or not, may be made by the Board. The Company shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

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Invitation.   The invitation to join the Board should be extended by the Board itself via the Chief Executive Officer of the Company.

Orientation and Continuing Education.   Management, working with the Board, will provide an orientation process for new Directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Company will reimburse Directors for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Company.

V. Election Term

The Board does not believe it should establish term limits.

VI. Retirement of Directors

The Board believes it should not establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting. The agenda for each Board meeting will be established by the Chief Executive Officer, with assistance of the Company’s Secretary and internal corporation counsel. For the purposes hereof, the terms Secretary and internal corporate counsel will include anyone who acts in such capacity. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Directors to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Directors, the non-management Directors will meet in executive sessions periodically, with no members of management present. Non-management Directors who are not independent under the NYSE Rules may participate in these executive sessions, but independent Directors should meet separately in executive session at least once per year.

The participants in any executive sessions will select by majority vote of those attending a presiding Director for such sessions or any such session. In order that interested parties may be able to make their concerns known to the non-management Directors, the Company shall disclose a method for such parties to communicate directly with the presiding Director or the non-management Directors as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

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IX. The Committees of the Board

The Company shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee and the Compensation Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE. All Directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Audit Committee and the Compensation Committee shall be composed of at least such number of Directors as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A Director may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Executive Compensation

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIII. Expectations of Directors

The business and affairs of the Company shall be managed under the direction of the Board in accordance with Delaware law. In performing his or her duties, the primary responsibility of the Directors is to exercise his or her business judgment in the best interests of the Company. The Board has developed a number of specific expectations of Directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

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Commitment and Attendance.   All independent and other Directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings.   Each Director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics.   In their roles as Directors, all Directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a Director.

The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with any independent member of the Board or the Company’s internal corporation counsel in the event of any concerns. The Board is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships.   The Company values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Board before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management.   All Directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies.   It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Director shall maintain the confidentiality of information received in connection with his or her service as a Director.

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XIV. Evaluating Board Performance

The Board, acting either as a group or through one or more designated members, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Board, acting either as a group or through one or more designated members, should periodically consider the mix of skills and experience that Directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

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ANNEX B

ALEXANDER’S, INC.
2006 OMNIBUS STOCK PLAN

1. Purpose

The purpose of the Alexander’s, Inc. 2006 Omnibus Stock Plan (the “Plan”) is to promote the financial interests of Alexander’s, Inc (the “Company”), including its growth and performance, by encouraging the employees and officers of the Company and its subsidiaries, employees of Vornado Realty Trust (“Vornado”) and its subsidiaries and such other persons or entities providing services to the Company as may be designated by the Committee (as defined below) from time to time (collectively, “Eligible Persons”) to acquire an ownership interest in the Company, thereby enhancing the ability of the Company and its subsidiaries to attract and retain persons of outstanding ability, and providing such persons with a way to acquire a proprietary interest (or increase their interest) in the Company’s success.

2. Shares Subject to the Plan

Subject to adjustment as provided in Section 16, the number of shares of Common Stock, par value $1.00 per share, of the Company (the “Shares”) which shall be available for issuance under the Plan shall not exceed 895,000. Awards granted under the Plan shall reduce the available Shares under the Plan by the number of Shares with respect to which the awards are made; provided that Shares subject to an award that expires unexercised, that is forfeited, terminated or canceled, or is paid in cash in lieu of Shares, and Shares tendered or withheld to pay the exercise price or withholding taxes under an award, shall again be available for grant under the Plan; and, provided, further, that an award that may be settled only in cash shall not reduce the available Shares under the Plan. No Participant (as defined below) shall be granted awards under the Plan with respect to more than an aggregate number of 895,000 Shares, subject to adjustment as provided in Section 16. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Company may from time to time determine.

3. Administration

The Plan shall be administered by the Omnibus Stock Plan Committee of the Company’s Board of Directors (the “Board”) or by such other committee comprised of no fewer than two members of the Board as may be selected by the Board from time to time (in each case, the “Committee”). Each member of the Committee shall be a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the “Code”). A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

Subject to the provisions of the Plan, the Committee (i) shall select the Eligible Persons who will be participants in the Plan (the “Participants”) and determine the type of awards to be made to Participants and the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of all agreements entered into hereunder and to make all determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

4. Eligibility

All Eligible Persons who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, shall be eligible to be Participants in the Plan.

5. Awards

Awards granted under the Plan may consist of stock options, stock appreciation rights, performance share awards, restricted share awards, and other share-based awards. Awards may provide the Participant with dividends or dividend equivalents and performance share awards, restricted share awards and other share-based awards granted in the form of Shares may provide the Participant with voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), in each case, as set forth in the applicable agreement.

6. Stock Options

Stock options may be either incentive stock options or nonqualified stock options; provided that only employees of the Company and its “parent corporations” and “subsidiary corporations” within the meaning of Section 424 of the Code shall be eligible to be granted incentive stock options. The terms of any incentive stock options shall comply with the provisions of Section 422 of the Code. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Except as set forth in the applicable agreement, such payment shall be made in cash, by tender of unrestricted Shares owned by the Participant or withholding by the Company of Shares subject to the stock option (in each case, valued at fair market value as of the date of exercise), in such other consideration as the Committee deems appropriate, or by a combination of any of the foregoing.

If determined by the Committee at or after the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. Reload stock options shall be subject to such terms and conditions as may be determined by the Committee, consistent with this Section 6. If a reload stock option is granted as set forth above, unless otherwise determined by the Committee, one or more successive reload stock options shall automatically be granted to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant. Shares subject to such reload stock option grants shall not be treated as Shares issued under the Plan in determining the aggregate number of Shares available for issuance pursuant to the first sentence of Section 2.

7. Stock Appreciation Rights

Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option

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or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant’s death or disability. A stock appreciation right shall entitle the Participant to receive from the Company, upon exercise, an amount equal to the increase of the fair market value of the Shares subject to the stock appreciation right over the grant price, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

8. Performance Share Awards

Performance share awards may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a performance share award, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the Shares subject to the award are earned. The performance conditions and the length of the performance period of performance share awards shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance share awards granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

9. Restricted Share Awards

Restricted share awards may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a restricted share award, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted share awards shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted share awards granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

10. Other Share-Based Awards

Other share-based awards that are valued in whole or in part by reference to or otherwise based on Shares, may be granted in such form and with such terms and provisions as the Committee shall determine to be consistent with the interests of the Company and the purpose of the Plan, including, without limitation, shares of any subsidiary or similar interests or securities that are directly or indirectly convertible for Shares or that are otherwise based on or have a value determined by reference to Shares.

11. Performance-Based Compensation

Payment of any award that is intended to qualify as “performance based compensation” under Section 162(m) of the Code, other than a stock option or stock appreciation right, shall be conditioned upon the attainment of one or more performance goals established by the Committee subject to and in accordance with the applicable requirements under Section 162(m) of the Code. Performance goals used for this purpose may include earnings per share, EBITDA, cash flow, net income, net earnings, funds from operations, net worth, book value, fair value, return on equity, return on assets, return on investment, share price or shareholder return, in each case, determined with the respect to the Company and its subsidiaries or any subsidiary, division, operating unit or investment thereof.

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12. Award Agreements

Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

13. Withholding

The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy any such withholding obligation by having the Company retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

14. Nontransferability

Except as may otherwise be determined by the Committee with respect to the transferability of stock options by a Participant to such Participant’s immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee, the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 14 shall remain subject to the provisions of the Plan, and shall be subject to such other rules as the Committee shall determine. Upon transfer of a stock option, any related stock appreciation right shall be canceled. Except in the case of a holder’s incapacity, an award shall be exercisable only by the holder thereof.

15. No Right to Employment

No person shall have any claim or right to be granted an award under the Plan, and the grant of any award shall not be construed as giving a Participant the right to be retained in the employ of the Company, Vornado or their respective subsidiaries. Further, the Company, Vornado and their respective subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

16. Adjustment of and Changes in Shares

In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to Common Stockholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and

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to outstanding awards; except that the Committee shall not be required to make any such substitution or adjustment that would cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise to violate the applicable requirements thereof.

17. Amendment

The Board may amend or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary under applicable rules, regulations or law.

18. Rights as Stockholder

Except as provided in Section 5, a Participant shall have no rights as a stockholder with respect to any Shares issuable upon exercise of any award hereunder until the Participant (or the Participant’s nominee) shall have become the holder of record of such Shares and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

19. Effective Date

The Plan shall become effective on April 4, 2006, subject to the approval of the Company’s stockholders, and, if such approval is not obtained, the Plan and any awards made thereunder shall be void ab initio. Subject to earlier termination pursuant to Section 17, the Plan shall have a term of ten years from its effective date.

20. Nonqualified Deferred Compensation

Unless otherwise expressly provided in the applicable agreement, the Plan and the awards granted under the Plan are not intended to provide for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, and they shall be interpreted and construed in accordance with such intent. Notwithstanding the foregoing and anything to the contrary in the Plan or any agreement thereunder, if any provision of the Plan or any such agreement would cause the requirements of Section 409A of the Code to be violated, or otherwise cause any Participant to be subject to interest or the additional income tax under Section 409A of the Code, then such provision may be modified by the Committee in any reasonable manner that the Committee deems appropriate; provided that the Committee shall preserve the intent of such provision to the extent reasonably practicable without violating the requirements of Section 409A.

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ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDER’S, INC.

May 18, 2006

Please date, sign, and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	APPROVE THE COMPANY’S 2006 OMNIBUS STOCK PLAN	☐	☐	☐
☐	FOR ALL NOMINEES	David Mandelbaum Arthur I. Sonnenblick Richard R. West
			3.	RATIFICATION OF SELECTION OF	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐	FOR ALL EXCEPT (See instructions below)	each for a term ending at the Annual Meeting of Stockholders in 2009 and until his successor is duly elected and qualified.	4.	TO VOTE AND OTHERWISE REPRESENT AND UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

PLEASE AUTHORIZE YOUR PROXY, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ALEXANDER’S, INC.

PROXY

The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 18, 2006, at 10:00 A.M., local time, and any postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting, and any postponements and adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1) “FOR” THE ELECTION OF DIRECTORS, 2) “FOR” THE APPROVAL OF THE COMPANY’S 2006 OMNIBUS STOCK PLAN, 3) “FOR” THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND 4) OTHERWISE IN THE DISCRETION OF THE PROXIES.

(Continued and to be executed on the reverse side.)

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